UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/22/2011

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As disclosed in its Current Report on Form 8-K, filed on May 3, 2011, on April 29, 2011, Raser Technologies, Inc. (the "Company"), and its wholly-owned subsidiaries, filed voluntary petitions (In re: Raser Technologies, Inc., et. al, Debtors, Case No. 11-11315 (KJC) for reorganization (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

On June 21, 2011, the Company filed with the Bankruptcy Court the Joint Plan of Reorganization of Raser Technologies, Inc. and its Affiliated Debtors (the "Plan") and the Disclosure Statement with respect to the Plan (the "Disclosure Statement"). A hearing to consider the adequacy of the information provided in the Disclosure Statement is scheduled for July 26, 2011.

The Plan and the Disclosure Statement are subject to amendment prior to final confirmation by the Bankruptcy Court.

Among other things, the Plan provides that all common stock and other equity ownership interests in the Company are to be cancelled and that the holders of such securities will not receive any property or distribution under the Plan on account of such securities. Reference should be made the Plan for the description and treatment of all of the classes of claimants under the Plan and other terms and conditions regarding implementation of the Plan.

Copies of the Plan and the Disclosure Statement can be accessed utilizing the following link:

www.americanlegalclaims.com/raser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: June 27, 2011	By:	/s/ Nicholas Goodman
Nicholas Goodman
Chief Executive Officer